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                                Subsidiary List


     Name                               State of Incorporation/Formation
     ----                               --------------------------------

Criticom International Corporation                New Jersey

Monital Signal Corp.                              New Jersey

Morlyn Financial Group, LLC                       New Jersey

Payne Security Group, LLC                         New Jersey

Guardian Group, LLC                               New Jersey

Integrated Alarm Services, Inc.                   Delaware